                                                                   Exhibit 10.37

                                 AMENDMENT TO

                              RENTRAK CORPORATION
                           1997 EQUITY PARTICIPATION
                                     PLAN


     Rentrak Corporation, an Oregon corporation (the "Company"), hereby amends the 1997 Equity Participation Plan (the "Plan") as set forth below. The Company wishes to make loans pursuant to the Vested Option Loan Program to certain optionees under the Plan for the purpose of exercising options granted thereunder, which loans may be without recourse. Accordingly, Section 5.2(d)(v) of the Plan is hereby amended in its entirety and shall read as follows:

     (v) Allow payment, in whole or in part, through the delivery of a promissory note (which may be without recourse or of limited recourse as determined by the Committee or the Board ) bearing interest (at no less than such rate as shall then preclude the imputation of interest under the
     Code) and payable upon such terms as may be prescribed by the Committee or the Board;